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                                   Exhibit 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Template Software, Inc. on Form S-8 (File Nos. 333-24873 and 333-52241) of our report dated March 17, 1999, on our audits of the consolidated financial statements of Template Software, Inc. as of November 30, 1997 and December 31, 1998, for each of the years ended November 30, 1996 and 1997, for the one month ended December 31, 1997 and for the year ended December 31, 1998, which report is included in the Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP

McLean, VA
March 30, 1999